QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Annual Report on Form 10-K of Helmerich & Payne, Inc. of our report dated November 21, 2012, with respect to the consolidated financial statements of Helmerich & Payne, Inc., included in the 2012 Annual Report to Shareholders of Helmerich & Payne, Inc. filed as Exhibit 13.

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-63124) pertaining to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan,

  (2)
  Registration Statement (Form S-8 No. 333-137144) pertaining to the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan, and

  (3)
  Registration Statement (Form S-8 No. 333-176911) pertaining to the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan;

of our reports dated November 21, 2012, with respect to the consolidated financial statements of Helmerich & Payne, Inc. incorporated by reference in this Annual Report on Form 10-K and the effectiveness of internal control over financial reporting of Helmerich & Payne, Inc. included in this Annual Report on Form 10-K of Helmerich & Payne, Inc. for the year ended September 30, 2012.

/s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
November 21, 2012

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm